EXHIBIT 1.01

CONFLICT MINERALS REPORT

STANDEX INTERNATIONAL CORPORATION

This Conflict Minerals Report of Standex International Corporation (the “Company,” “we,” “us,” or “our”) for calendar year 2015 is filed in accordance with Rule 13p-1 (“Rule 13p-1”) under the Securities Exchange Act of 1934, as amended (the “1934 Act”).

Rule 13p-1 was adopted by the Securities and Exchange Commission ("SEC") to implement the reporting and disclosure requirements relating to Conflict Minerals in Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”).  Section 1502 of the Dodd-Frank Act was adopted because the mining of Conflict Minerals in the Democratic Republic of the Congo, Angola, the Republic of Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania and Zambia (each a “Covered Country”) was attributed to funding activities of violence in this region.

Under Rule 13p-1, disclosure requirements apply to an SEC registrant if any Conflict Minerals are necessary to the functionality or production of a product manufactured by the registrant or contracted by the registrant to be manufactured during the calendar year covered by the report.  “Conflict Minerals” are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten and gold.  If the registrant has reason to believe that any such necessary Conflict Minerals may have originated in a Covered Country, or it is unable to determine the country of origin of the Conflict Minerals, then the registrant must exercise due diligence on the Conflict Minerals' source and chain of custody.  A Conflict Minerals Report includes a description of those due diligence measures.

Company Overview and Description of Products Covered by this Report.

The Company is a manufacturer of industrial products and provider of services for diverse industrial market segments.  We have 11 operating business units, aggregated and organized for reporting purposes into five segments.  Our five reporting segments and products manufactured by each of those segments are:

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Food Service Equipment Group - commercial refrigerated cabinets, cases, walk in coolers and freezers, commercial ranges, ovens, griddles, broilers fryers, rotisseries, pressure fryers, baking equipment, holding cabinets, toasters, combination steam and convection ovens, merchandising display cases, custom fabricated food service counter systems, buffet tables and cabinets, rotary vane pumps used in beverage and fluid handling applications;

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Engraving Group - engraved rolls, plates, processing and specialized tools, and machinery for engraving textures onto various materials, as well as specialized tooling used to manufacture absorbent cores for the disposable hygiene industry;

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Engineering Technologies Group - spinning, heat treating, machining and other fabrication of metal alloys;

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Electronics Products Group - switches, electrical connectors, sensors, toroids, relays, inductors, electrical assemblies and magnetic components; and

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Hydraulics Products Group - hydraulic cylinders

(all of the foregoing referred to collectively as “Products”).

Conflict Minerals Policy Statement

Standex’s Conflict Minerals Policy Statement is publicly available on our website at www.standex.com.  Information on our website shall not be deemed incorporated into, or to be a part of, this Report.

Reasonable Country of Origin Inquiry (“RCOI”)

Our RCOI consisted of the following activities: (a) identification of relevant suppliers; (b) collection of data and information from those suppliers; (c) review and assessment of the data and information collected; and (d) determination of whether further due diligence is required.

For calendar 2015, we identified a total of 1,361 direct suppliers that supplied products or materials to us that may contain Conflict Minerals.  We conducted a supply chain survey and collected information for our RCOI using the Conflict Minerals Reporting Template issued by the Electronics Industry Citizenship Coalition (“EICC”) / Global e-Sustainability Initiative (“GeSI”) (the “CMRT”).

Despite having conducted a good faith RCOI, we were unable to determine with reasonable assurance the source of all of the necessary Conflict Minerals contained in all of our Products based on the responses to the CMRTs that we received from our direct suppliers.

Due Diligence Framework.

We designed our conflict minerals program utilizing the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High Risk Areas: Second Edition, including related supplements on gold and on tin, tantalum and tungsten (the “OECD Guidance”) as it relates to our “downstream” purchaser position in the supply chain.

Due Diligence Process.

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Company Management Systems

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We adopted our Conflict Minerals Policy Statement which is posted on our website at www.standex.com, as well as on the websites of our operating segments, and we informed our suppliers of this policy by either providing them with a copy of the policy or referring them to the location of the policy on the applicable website.

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We established a Conflict Minerals compliance team consisting of personnel assigned from each of our 11 operating business units, our division presidents of those operating business units and senior corporate management of our Company.  Management of our supply base is handled locally through each of our 11 operating business units.

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We include in our transaction documents with our suppliers a requirement that the suppliers (1) identify the country of origin or source of any Conflict Minerals in the components and parts they sell to the Company and (2) disclose to us their process for determining and verifying the source of any Conflict Minerals in the components and parts they sell to the Company.

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We request that our direct suppliers annually recertify to our operating business units the source of any Conflict Minerals contained in the components and parts they sell to the Company’s operating business units through the use of the CMRT.

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Identify and Assess Risks in our Supply Chain

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We reviewed bills of materials and engineering specifications for our Products and identified all suppliers who supply products and materials for our Products that may contain Conflict Minerals.  Those suppliers were surveyed and received inquiries from us.

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We conducted a supply chain survey using the CMRT requesting our direct suppliers to identify smelters and refiners and country of origin of the Conflict Minerals contained in products or materials that they supply to us.

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We reviewed the supporting documentation received from suppliers regarding the source of necessary Conflict Minerals to determine the sufficiency and credibility of suppliers' representations as to the use of or source of necessary Conflict Minerals.

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We independently confirmed those smelters and refiners identified by our suppliers in their certifications or disclosures to us as conflict free through the EICC Conflict Free Smelter Program.  We accomplished this by checking the identified smelters and refiners against the list of Conflict Free Smelters.

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We identified responses for inconsistencies, red flags and follow-up.  We implemented written follow-up processes to periodically communicate with non-responsive suppliers or suppliers who reported that their due diligence investigations into the source of the Conflict Minerals they used were ongoing and were not yet determinative.

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We established a software program and portal to house and maintain documentation.  We created reasonable document/record maintenance mechanisms to ensure that relevant documentation is maintained in this electronic database in accordance with our corporate records retention policy.

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Our local business unit management teams issued periodic reports to their business unit presidents and to Company’s corporate management as to the status of the due diligence efforts and the related reasonable country of origin inquiries.

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Company senior management periodically communicated with local management teams to discuss and evaluate the status of our due diligence efforts and related reasonable country of origin inquiries of our supplier base and to request follow-up information from certain suppliers.

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Design and Implement a Strategy to Respond to Identified Risks

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We continue to implement elements of the OECD Guidance.

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We continue to engage with our suppliers who provided incomplete information, were unable to determine whether they are supplying us with products or materials containing Conflict Minerals that are not conflict free or who did not respond in order to establish a conflict free source of Conflict Minerals within a reasonable period of time.

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Carry out Independent Third Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

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We do not have a direct relationship with any Conflict Minerals smelters or refiners.  We do not perform direct audits on these entities that provide our upstream suppliers with Conflict Minerals.  We rely upon and monitor the initiatives by organizations such as the EICC/GeSI Conflict-Free Smelter Program to facilitate such third party audits and certifications of the smelters and refiners.

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Report on Supply Chain Due Diligence

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Our Conflict Minerals Report for 2015 is publically available on our website at www.standex.com/Investors Relations/SEC Filings.

Due Diligence Process and Product Description

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Conflict Minerals are found in all categories of our Products in each of our five reporting segments.  For example, tin and gold are found in the motors (tin) and power cords (tin and gold) used to power our commercial food service equipment requiring a power source, which include refrigerated cabinets, display cases, walk-in coolers and freezers, ovens, griddles, cooking, toasting and warming equipment.  Tin is also found in the bronze metal used in the manufacture of our hydraulic cylinders and in the solder used in our electronics products which include substantially all of our reed switches, relays, sensors, electrical assemblies and magnetic components.  Tungsten and tantalum are found in some of our engineering technologies products, such as weld wire and machined parts for power generation and aviation equipment and in some engraving equipment such as embossing rolls and plates.  As a result, the Company has undertaken due diligence measures on the source, chain of custody and country of origin of the Conflict Minerals contained in the Products we manufacture that we have not otherwise determined through bills of materials or engineering specifications do not contain Conflict Minerals.  Due diligence of the supply chains of each of our operating business units was and is conducted locally by designated employees by contacting our suppliers that provide components or parts that are likely to contain Conflict Minerals.

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For calendar 2015, local management at each of our business units developed a list of that business unit’s supplier base, identifying those suppliers that provide materials or products that may contain Conflict Minerals, and undertook due diligence and reasonable country of origin inquiries of the supplier base in order to determine the source of the necessary Conflict Minerals contained in the products or materials used in the manufacture of our Products.  We identified a total of 1,361 direct suppliers that supplied products or materials to us.

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We conducted an analysis of our Products and determined that Conflict Minerals are found in various components and parts used by our operating business units in the manufacture of the Products at our respective businesses.  Of the 1,361 direct suppliers, we determined through material or engineering specifications and similar documentation that 9% of our direct suppliers did not provide us with products or materials containing Conflict Minerals.  The remaining suppliers were sent the CMRT.

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We reviewed supporting documentation received from suppliers regarding the source of necessary Conflict Minerals to determine the sufficiency and credibility of suppliers' representations as to the source of necessary Conflict Minerals.

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We independently confirmed, where available, those smelters identified by our suppliers in their CMRT responses to us as conflict free which were identified by the EICC Conflict Free Smelter program and some were in the process of being certified as conflict free.  We accomplished this by checking the identified smelters against the list of Conflict Free Smelters and the certification pending lists.  In the balance of the responses received, either smelters were not identified as conflict free or smelters were identified as conflict free but were not on the list of Conflict Free Smelters.  We continue to work with our suppliers to trace and ultimately identify those smelters.

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We conducted follow-up processes to periodically communicate with non-responsive suppliers or suppliers who reported that their due diligence investigations into the source of the Conflict Minerals they used were ongoing and were not yet determinative.

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We utilized a software program and portal to house and maintain documentation and we created reasonable document/record maintenance mechanisms to ensure that relevant documentation is maintained in this electronic database.

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Our local business unit management teams issued periodic reports to their business unit presidents and to the Company’s corporate management as to the status of the reasonable country of origin inquiries.

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We conducted periodic communications between local management teams and Company senior management to discuss and evaluate the status of our due diligence efforts and related reasonable country of origin inquiries of our supplier base.

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We received responses from 82% of the suppliers surveyed.  A significant number of these suppliers did not identify the smelters or refiners for the Conflict Minerals contained in the products or materials supplied to us.  34% of our 1,361 suppliers reported to us that the products or materials they supplied to us did not contain Conflict Minerals; 11% of our suppliers reported that the products or materials they supplied to us contain Conflict Minerals which do not come from a Covered Country; 1% of our suppliers reported to us that their Conflict Minerals come from scrap or recycled sources; 14% of our suppliers reported that they had not completed their due diligence on their upstream supplier base; 13% of our suppliers provided incomplete or inconsistent responses and 18% provided no response despite multiple requests.

Due Diligence Results

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Based on the information obtained pursuant to the due diligence process, the Company does not have sufficient information to reach a conclusion as to all sources of the Conflict Minerals necessary to the functionality of its Products.  We are unable to connect specific smelters of each of our Products and are therefore unable to identify and disclose the facilities that processed the necessary Conflict Minerals or determine the country of origin of the necessary Conflict

Minerals contained in all of our Products.  We are also unable to determine whether the necessary Conflict Minerals financed or benefited armed groups in the Covered Countries.

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Additionally, many of the responses we received provided information on a company level and did not specify the smelters or refiners used for products or materials supplied to our Company.  We plan to work directly with suppliers who provided incomplete or insufficient responses to obtain additional information.

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Because we are several levels removed from the smelters and refiners, our Company must rely on our supply chain to complete their due diligence on countries of origin.

Steps to be Taken to Mitigate Risk

The Company intends to undertake the following steps to mitigate the risk that the Conflict Minerals necessary to the functionality of its Products benefit armed groups in the Covered Countries, including taking the additional due diligence steps noted below:

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continue to improve our process in order to obtain additional information on a Product level from our suppliers to confirm from such suppliers that the necessary Conflict Minerals contained in the products or materials they supply to us either do not benefit armed groups in the Covered Countries or obtain a conflict free source for such Conflict Minerals with the goal of ultimately using only conflict free smelters within a time frame that is dependent on our ability to obtain alternate suppliers for parts and components that are material to our products;

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re-certify our existing suppliers and certify new suppliers annually through the use of standardized templates, forms and other documentation in order to further identify actual smelters and refiners;

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Work to improve due diligence data accuracy and completion and develop transparency of the upstream chain of custody of necessary Conflict Minerals in our supply chain; and

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maintain documents and records electronically, in accordance with our records retention policy, regarding the source of necessary Conflict Minerals used by our suppliers.

FORWORD-LOOKING STATEMENTS

This Conflict Minerals Report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”) that are intended to come within the safe harbor protection provided by the Act.  Forward-looking statements in this Conflict Minerals Report include statements regarding future due diligence steps the Company intends to take relating to Conflict Minerals.  By their nature, all forward-looking statements involve risks and uncertainties, and actual results may differ materially from those contemplated by the forward-looking statements.   Factors that could materially affect the Company’s ability to complete intended due diligence steps include an inability to complete sourcing of necessary raw materials and components, procurement savings and productivity changes, diversification efforts in emerging markets, cooperation by suppliers in our due diligence efforts, future legal and regulatory developments relating to Conflict Minerals and other factors which are identified in the Company’s press releases, shareholder communications and SEC filings, including the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2015.